UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2009

InterDigital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-878-7800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 21, 2009, InterDigital, Inc. issued a press release announcing that its patent holding subsidiaries have entered into a worldwide patent licensing agreement with Pantech Co., Ltd. and Pantech & Curitel Communications, Inc. A copy of the press release is attached hereto as Exhibit 99.1.

In consideration of the license, Pantech has agreed to pay royalties in the amount of $120 million, plus additional royalties if designated sales thresholds are exceeded. Also, in exchange for an equity investment of $30 million, InterDigital will acquire a minority stake in Pantech with no participation at the board level or in the management of the companies.

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding current beliefs, plans and expectations as to the proposed transactions with Pantech and compliance by the parties with respect to the agreement. Words such as "will" or similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties. Actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors, including, but not limited to: (i) the failure of any party to observe the covenants under the agreement for any reason, (ii) the failure of Pantech to make any agreed-upon payment in the time and manner specified in the agreement, (iii) the financial condition of Pantech, and (iv) any change in the value of Pantech’s stock. InterDigital, Inc. undertakes no obligation to revise or update publicly any forward-looking statement for any reason, except as otherwise required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Press release dated September 21, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

September 21, 2009	By:	/s/ Jannie K. Lau

Name: Jannie K. Lau
Title: Associate General Counsel, SEC

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Exhibit Index

Exhibit No.	Description

99.1	InterDigital, Inc. press release dated September 21, 2009